Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT PURSUANT TO SECTION 906

OF SARBANES-OXLEY ACT OF 2002

We, the undersigned Clifton H. Morris, Jr., Chairman of the Board and Chief Executive Officer of AmeriCredit Corp. (the “Company”), Daniel E. Berce, President of the Company and Preston A. Miller, Executive Vice President, Chief Financial Officer and Treasurer of the Company, do hereby each certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	The Quarterly Report on Form 10-Q/A of the Company for the quarter ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 29, 2003

/s/ Clifton H. Morris, Jr.
Clifton H. Morris, Jr.
Chairman of the Board and
Chief Executive Officer

/s/ Daniel E. Berce
Daniel E. Berce
President

/s/ Preston A. Miller
Preston A. Miller
Executive Vice President,
Chief Financial Officer and Treasurer